UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2013

GXS Worldwide, Inc.
(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-167650 (Commission File Number)	35-2181508 (IRS Employer Identification Number)

9711 Washingtonian Boulevard, Gaithersburg, MD (Address of principal executive offices)	20878 (Zip Code)
301-340-4000 (Registrant's telephone number, including area code) Not applicable (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

□	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

□	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

□	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

□	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

GXS Group, Inc., a Delaware corporation (“GXS”), the ultimate parent company of GXS Worldwide, Inc. the (“Registrant”), and Global Acquisition LLC, the majority shareholder of GXS and solely in its capacity as the stockholders’ representative, entered into an Agreement and Plan of Merger, dated as of November 4, 2013 (the “Merger Agreement”) with Open Text Corporation (“OpenText”) and Ocelot Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of OpenText (“Merger Sub”).

Subject to the terms and conditions of the Merger Agreement, which has been approved by GXS’ board of directors and OpenText’s board of directors, Merger Sub will be merged with and into GXS (the “Merger”), with GXS surviving the Merger as a wholly-owned subsidiary of OpenText. The Merger is expected to close during the first quarter of 2014. Concurrently with the execution and delivery of the Merger Agreement, the principal stockholders of GXS (the “Principal Stockholders”), which hold at least 85% of the outstanding shares of GXS’ common stock and at least 85% of the outstanding shares of GXS’s preferred stock that together constitute at least 85% of the voting power of GXS’ outstanding capital stock, delivered support agreements to OpenText and Merger Sub, and they subsequently delivered their approval and adoption of the Merger Agreement, the Merger and the other transactions contemplated thereby.

At the effective time of the Merger, each share of GXS common stock and GXS preferred stock outstanding immediately prior to the effective time (other than shares owned by (i) OpenText, Merger Sub or GXS or any of its subsidiaries (which will be cancelled) or (ii) stockholders who have properly exercised and perfected appraisal rights under Delaware law) will be converted into the right to receive a certain amount of cash and, in the case of GXS preferred stock, subject to certain conditions including satisfaction as to their status as “accredited investors” under the U.S. Securities Act of 1933, as amended, a specified number of OpenText common shares. The aggregate consideration payable is $1,165,000,000, consisting of $1,065,000,000 in cash (subject to adjustment for working capital and uncollected accounts receivable as set forth in the Merger Agreement), of which $60,000,000 will be held in escrow, and $100,000,000 aggregate amount in OpenText common shares. A portion of the cash consideration will be used to repay, defease or redeem GXS indebtedness under its wholly-owned subsidiaries’ outstanding credit agreement and outstanding notes. To the extent any preferred stockholder of GXS is not an accredited investor, the OpenText common shares allocable to such stockholder will be reallocated to other GXS preferred stockholders that are accredited investors (and the cash consideration payable to such preferred stockholders that are accredited investors will be correspondingly reduced), and such preferred stockholder that is not an accredited investor will receive an amount of cash determined pursuant to the Merger Agreement in lieu of such OpenText common shares. Subject to certain exceptions, GXS’s stockholders have agreed to indemnify OpenText for certain breaches of representations, warranties and covenants and for certain pre-closing taxes. Such indemnification obligations are generally limited to the amount of cash held in escrow. Neither OpenText nor Merger Sub will assume any currently issued and outstanding options or any other direct or indirect right to purchase GXS common stock or preferred stock. At the effective time of the Merger, any option to purchase GXS common stock or preferred stock (whether vested or unvested and whether exercisable or not exercisable)

that is outstanding and unexercised immediately prior to the effective time will terminate and be canceled at the effective time without payment therefor.

The consummation of the Merger is subject to certain customary conditions, including the expiration or termination of any applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the expiration or termination of any applicable waiting periods or receipt of any applicable consents or approvals under any other applicable antitrust laws, and other customary closing conditions. The consummation of the Merger is not subject to any financing condition.

The Merger Agreement contains customary representations and warranties for a transaction of this type. The Merger Agreement also contains customary covenants, including a covenant providing for each of the parties to use reasonable best efforts to cause the transactions to be consummated. The Merger Agreement also requires GXS to conduct its operations in all material respects according to the ordinary course of business consistent with past practice during the period between the execution of the Merger Agreement and the closing of the Merger, subject to certain exceptions.

The Merger Agreement also contains certain rights to terminate the agreement prior to closing, including that, (a) the parties may terminate the transaction by mutual consent, and (b) either party will have the right to terminate the transaction (i) if the closing has not occurred on or before May 2, 2014, or another date agreed by the parties, subject to certain exceptions, (ii) a governmental entity takes final, non-appealable action prohibiting the Merger or enacts any law that makes consummation of the closing illegal or otherwise prohibited, or (iii) if the other party breaches the Merger Agreement (under certain circumstances).

The foregoing summaries of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and are subject to, and qualified in their entirety by, the full text of the Merger Agreement, which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Merger Agreement has been included solely to provide investors with information regarding their respective terms. None of these agreements are intended to be a source of financial, business or operational information about GXS, OpenText or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Merger Agreement are made only for purposes of the applicable agreement and are made as of specific dates; are solely for the benefit of the parties; may be subject to qualifications and limitations agreed upon by the parties in connection with negotiating the terms of the Merger Agreement including being qualified by confidential disclosures made for the purpose of allocating contractual risk between the parties instead of establishing matters as facts; and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors or security holders. Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of, GXS, OpenText or their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in public disclosures.

Cautionary Statement Regarding Forward-Looking Statements

This report and the Registrant’s other public pronouncements may contain "forward-looking statements." All statements, other than statements of historical facts, that address activities, events or developments that the company expects, believes or anticipates will or may occur in the future. These forward-looking statements are affected by risks, uncertainties and assumptions. Accordingly, actual results or outcomes may differ materially from those expressed in the forward-looking statements. You should not place undue reliance on these statements and the company undertakes no obligation to update or revise any forward-looking statements to reflect events or circumstances that may arise. Factors that could cause actual results to differ from such statements include, but are not limited to:

•	the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement;

•	the failure to receive, on a timely basis or otherwise, the required approvals by government or regulatory agencies;

•	the risk that a closing condition to the proposed Merger may not be satisfied;

•	the possibility of disruption to the Registrant’s business from the proposed Merger, including increased costs and diversion of management time and resources; and

•
other factors described in “Risk Factors” and “Forward-Looking Statements” in the Registrant’s Annual Report on Form 10-K for the fiscal year ended December 31, 2012 and reports on Forms 10-Q thereafter.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2013, among Open Text Corporation, Ocelot Merger Sub, Inc., GXS Group, Inc. and the stockholders’ representative named therein*

*
Schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GXS WORLDWIDE, INC. By: /s/ Richard B. Nash Name: Richard B. Nash Title: Senior Vice President, General Counsel and Secretary

Dated: November 7, 2013

Exhibit Index

Exhibit No.	Description

2.1	Agreement and Plan of Merger, dated as of November 4, 2013, among Open Text Corporation, Ocelot Merger Sub, Inc., GXS Group, Inc. and the stockholders’ representative named therein*

*
Schedules and/or exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Registrant undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the U.S. Securities and Exchange Commission.